Commonwealth                                 San Diego, CA 92101
                                             (619) 233-3000


                        SELLER FINAL SETTLEMENT STATEMENT

Property:         6910-6920 Miramar Rd.                Closing date:
                  San Diego, CA 92121                  May 1, 2001
                                                       Escrow No.:  1050739-BW
Seller:           Miramar Road Associates, LLC

                                                       DEBITS          CREDITS

CONSIDERATION
         Total Consideration                        $              $3,950,000.00

PAYOFF CHARGES to Southern Pacific
Bank [Total Payoff $2,467,158.29}
         Principal Balance                             2,335,075.56
         Interest on Principal at                         21,731.77
         $679,1178/day from April 1, 2001 to
         May 3, 2001
Reconveyance Fee                                              65.00
Prepayment Penalty                                       116,116.26
Demand Fee                                                    60.00
Recording Fee                                                 18.00
Escrow Balance                                             5,908.30

PAYOFF CHARGES to San Dimenstein and
Sandra Dimenstein
[Total Paypff $564,193.66]
         Principal Balance                               559,250.00
         Interest on Principal Balance at                  4,933.66
         14.0000% from April 8, 2001 to
         May 1, 2001

PAYOFF CHARGES to Sam Dimenstein and
Sandra Dimenstein [Total Payoff $138,629.35]
         Principal Balance                               137,400.00
         Interest on Principal Balance at                  1,229.35
         $53.4500/day from April 8, 2001 to
         May 1, 2001

PRORATIONS AND ADJUSTMENTS
         Taxes at 9308.30/6 mo. From 05/01/01              3,102.77
             To 07/01/01
         Credit to Buyer for building                     10,000.00
             Equipment repair
         Transfer to Security Deposits                    34,395.25

COMMISSION
Sperry Van Ness                                          142,200.00
The Schmidt Group                                         94,800.00

TITLE TO COMMONWEALTH LAND TITLE
C.L.T.A. Title Policy Fee                                  5,600.00
Recon Tracking                                                75.00

ESCROW TO COMMONWEALTH LAND TITLE
Escrow Fee                                                 2,900.00

RECORDING CHARGES TO COMMONWEALTH
Recording Reconveyance                                        32.00

TAX CHARGES TO COMMONWEALTH LAND
Documentary Transfer Tax                                   4,345.00

NET PROCEEDS                                             488,724.22

Totals                                                 3,959,011.07 3,959,011.07